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                                                                    EXHIBIT 9(b)

                               BROWN & WOOD LLP

                            ONE WORLD TRADE CENTER
                           NEW YORK, N.Y. 10048-0557

                            TELEPHONE: 212-839-5300
                            FACSIMILE: 212-839-5599



                                               October 1, 1999

Merrill Lynch Connecticut Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust
800 Scudders Mill Road
Plainsboro, New Jersey 08536


Ladies and Gentlemen:

We consent to the filing of our opinion dated May 13, 1994, originally filed on May 16, 1994 as an Exhibit to Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A (File Nos. 33-48693 and 811-4375) of Merrill Lynch Connecticut Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust, and to the use of our name in the prospectus and statement of additional information constituting parts of Post-Effective Amendment No. 6 to such Registration Statement.


                                               Very truly yours,


                                               /s/ BROWN & WOOD LLP